SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 9, 2009
(Date of earliest event reported)

First Northern Community Bancorp
(Exact name of registrant as specified in its charter)

California                                                                                                 68-0450397
(State of Incorporation)                                                                             (IRS Employer ID Number)

000-30707
(Commission File No.)

First Northern Community Bancorp
195 North First Street, P.O. Box 547, Dixon, California                                                                                                95620
(Address of principal executive offices)                                                                             (Zip Code)

(707) 678-3041
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁯      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 3, 2009, the Company amended its Articles of Incorporation in order to participate in the U.S. Department of the Treasury’s voluntary Capital Purchase Program (“Capital Purchase Program”).  The amendments were approved by the Company’s shareholders at the Special Meeting held on February 26, 2009.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 and incorporated by reference herein.

On March 4, 2009, the Company filed a Certificate of Determination with the California Secretary of State creating a series of the Company’s preferred stock designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series A.  The Company anticipates that these shares of preferred stock will be issued to the Department of Treasury pursuant to the Capital Purchase Program.  A copy of the Certificate of Determination is attached as Exhibit 3.2 and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits:

3.1  Certificate of Amendment
3.2  Certificate of Determination

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 9, 2009                                                                First Northern Community Bancorp

(Registrant)

By:        /s/ Louise A. Walker____________________
Louise A. Walker
Senior Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number                                                      Description

3.1                                    Certificate of Amendment
3.2                                    Certificate of Determination